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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Registration Statement of Centennial Cellular Corp. on Form S-4 of our report dated July 17, 1998, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated July 17, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Stamford, Connecticut
March 4, 1999